KMJ Corbin & Company LLP

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November 15, 2010

Securities and Exchange Commission 100 F Street, N.W.

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Salamon Group, Inc. dated November 15, 2010, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ "KMJ Corbin & Company LLP"

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